500 Laurel Street
Baton Rouge, LA 70801
Phone: 877.614.7600

FOR IMMEDIATE RELEASE	Media Contact: Misty Albrecht
April 24, 2025	b1BANK
225.286.7879
Misty.Albrecht@b1BANK.com

Business First Bancshares, Inc., Announces Financial Results for Q1 2025

Baton Rouge, La. (April 24, 2025) – Business First Bancshares, Inc. (NASDAQ: BFST) (Business First), parent company of b1BANK, today announced its unaudited results for the quarter ended March 31, 2025. Business First reported net income available to common shareholders of $19.2 million or $0.65 per diluted common share, increases of $4.1 million and $0.14, respectively, compared to the linked quarter ended Dec. 31, 2024. On a non-GAAP basis, core net income for the quarter ended March 31, 2025, which excludes certain income and expenses, was $19.3 million or $0.65 per diluted common share, a decrease of $0.2 million and $0.01, from the linked quarter.

“We are excited to start the year off with solid earnings,” said Jude Melville, chairman, president and CEO of Business First Bancshares. “We increased our capital, our reserves, and our per share tangible book value at healthy rates, while demonstrating diversity of our revenue streams and growth of margins in our core spread business. We are also proud of our less tangible development, continuing to integrate our latest acquisition and implementing a number of technological initiatives including preparation for our core conversion in the second quarter, investments that will enable us to provide high quality and more efficient service for our client base into the future.”

On Thursday, April 24, 2025, Business First’s board of directors declared a quarterly preferred dividend in the amount of $18.75 per share, which is the full quarterly dividend of 1.875% based on the per annum rate of 7.50%. Additionally, the board of directors declared a quarterly common dividend based upon financial performance for the first quarter in the amount of $0.14 per share of common stock. The preferred and common dividends will be paid on May 31, 2025, or as soon thereafter as practicable, to the shareholders of record as of May 15, 2025.

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Quarterly Highlights

•Solid Core Performance. Return to common shareholders on average assets, on an annualized basis, was 1.00% for the quarter ended March 31, 2025, or 1.01% on a non-GAAP basis, compared to 0.78% or 1.00% on a non-GAAP basis for the linked quarter.

•Net Interest Margin (NIM) Expansion. Net interest income totaled $66.0 million and net interest margin and net interest spread were 3.68% and 2.91%, respectively, compared to $65.7 million, 3.61% and 2.77% for the linked quarter. Non-GAAP net interest margin and net interest spread (excluding loan discount accretion of $0.8 million) were 3.64% and 2.86% for the quarter ended March 31, 2025, compared to 3.56% and 2.72% (excluding loan discount accretion of $1.0 million) for the linked quarter. The increases of 8 basis points (bps) and 14 bps were driven by a reduction in Business First's overall cost of funding.

•Noninterest Income Investments. Various noninterest income channels produced solid aggregate returns. Loan sales, mostly attributable to Small Business Administration (SBA) loans, produced income of $1.3 million, an increase of $1.0 million when compared to the linked quarter, along with continued consistent performance in the swap business with revenue of $739,000. Appreciation and income from our equity investments also produced income of $751,000 for the quarter.

•Capital Growth. Common equity to total assets increased from 9.26% to 9.69% compared to the linked quarter. Tangible common equity to tangible assets increased from 7.63% to 8.06%, 5.64% or 22.89% annualized, compared to the linked quarter. The increase was largely driven by quarterly earnings, which accounted for approximately 69.9%, or 32 bps. On a non-GAAP basis, tangible book value per common share increased from $19.92 at Dec. 31, 2024, to $20.84 at March 31, 2025, 4.62% or 18.73% annualized.

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Statement of Financial Condition

Loans

Loans held for investment were flat compared to the linked quarter with a decrease of $480,000 or .01%, .03% annualized. Real estate - construction loans decreased $36.8 million from the linked quarter, compared to an increase of $49.8 million from the linked quarter in real estate - residential loans, largely due to the conversion of multi-family construction to permanent financing. Based on unpaid principal balances, Texas-based loans represented approximately 41% of the overall loan portfolio as of March 31, 2025, no change from the linked quarter.

Credit Quality

Credit quality metrics regressed with isolated credit migration occurring during the quarter. The ratio of nonperforming loans compared to loans held for investment increased 27 bps to 0.69% at March 31, 2025, while the ratio of nonperforming assets compared to total assets increased 16 bps to 0.55% compared to the linked quarter.
The increase in loans past due 90 days and accruing is attributable to a single $4.6 million relationship. The increase in nonaccrual loans is largely attributable to two relationships with outstanding balances of $8.4 million for which Business First reserved a total of $2.3 million during the quarter.

Securities

The securities portfolio increased $27.0 million, or 3.02%, from the linked quarter, impacted by $12.9 million in positive fair value adjustments and the remainder of the increase was primarily attributed to purchases of mortgage-backed securities. The securities portfolio, based on estimated fair value, represented 11.83% of total assets as of March 31, 2025.

Deposits
Deposits decreased $53.1 million or 0.82%, 3.31% annualized, for the quarter ended March 31, 2025, compared to the linked quarter. Noninterest bearing deposits decreased $48.7 million, with the decline driven primarily by customer withdrawals as opposed to full account closures. New account openings continued in the quarter led

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by our Houston, Dallas, and Southwest Louisiana regions. Business First generated approximately $379.9 million from new deposit accounts during the quarter.

Borrowings
Borrowings decreased $49.2 million, or 10.17%, from the linked quarter due primarily to a reduction in short-term Federal Home Loan Bank advances and a $7.0 million redemption of subordinated debt by Business First.
Shareholders’ Equity

Shareholders' equity increased $26.8 million during the quarter ended March 31, 2025. Accumulated other comprehensive income (AOCI) increased $10.1 million or 16.12%, during the quarter due to positive after-tax fair value adjustments in the securities portfolio. Book value per common share increased to $25.51 at March 31, 2025, compared to $24.62 at Dec. 31, 2024 due to strong earnings and positive fair value adjustments attributable to the securities portfolio. On a non-GAAP basis, tangible book value per common share increased from $19.92 at Dec. 31, 2024, to $20.84 at March 31, 2025, 4.62% or 18.73% annualized.

Results of Operations
Net Interest Income

For the quarter ended March 31, 2025, net interest income totaled $66.0 million, compared to $65.7 million from the linked quarter. Loan and interest-earning asset yields of 6.99% and 6.35%, decreased 6 and 3 bps, respectively, compared to 7.05% and 6.38% from the linked quarter. However, net interest margin and net interest spread were 3.68% and 2.91% compared to 3.61% and 2.77% for the linked quarter. The overall cost of funds, which included noninterest-bearing deposits, declined 11 bps from 2.93% from the linked quarter to 2.82% for the quarter ended March 31, 2025, through continued management of deposit costs.

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Non-GAAP net interest income (excluding loan discount accretion of $0.8 million) totaled $65.2 million for the quarter ended March 31, 2025, compared to $64.7 million (excluding loan discount accretion of $1.0 million) for the linked quarter. Non-GAAP net interest margin and net interest spread (excluding loan discount accretion of $0.8 million) were 3.64% and 2.86%, respectively, for the quarter ended March 31, 2025, compared to 3.56% and 2.72% (excluding loan discount accretion of $1.0 million) for the linked quarter. Excluding loan discount accretion, loan yields decreased 4 bps to 6.94% from 6.98%, and interest earnings asset yields decreased 3 bps to 6.30% from 6.33%, compared to the linked quarter.

Provision for Credit Losses
During the quarter ended March 31, 2025, Business First recorded a provision for credit losses of $2.8 million, compared to $6.7 million from the linked quarter. The linked quarter's reserve was primarily associated with the Oakwood acquisition on October 1, 2024. The current quarter’s reserve was largely associated with $2.3 million in additional individual reserves for two commercial lending relationships, resulting in a 30.7% coverage ratio of their remaining book balances as of March 31, 2025.

Other Income
For the quarter ended March 31, 2025, other income increased $1.4 million or 11.55%, compared to the linked quarter. The net increase was largely attributable to a $1.0 million increase in gain on sales of loans, attributable to SBA sales, a $630,000 gain on extinguishment of debt related to an early redemption of $7.0 million in subordinated debt, and a $565,000 increase in pass-through income on equity investments, offset by a $549,000 reduction in swap fee income.

Other Expenses
For the quarter ended March 31, 2025, other expenses increased by $1.0 million or 2.03%, compared to the linked quarter. The increase was largely attributable to a $1.4 million increase in salaries and benefits, of which $430,000 were associated with acquisition-related expenses attributable to retention, severance, and stay payments, and the remainder largely associated with merit increases and annual reset in FICA taxes and bonus accruals.

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Return on Assets and Common Equity
Return to common shareholders on average assets and common equity, each on an annualized basis, were 1.00% and 10.48% for the quarter ended March 31, 2025, compared to 0.78% and 8.23%, respectively, for the linked quarter. Non-GAAP return to common shareholders on average assets and common equity, each on an annualized basis, were 1.01% and 10.53% for the quarter ended March 31, 2025, compared to 1.00% and 10.58%, for the linked quarter.

Conference Call and Webcast
Executive management will host a conference call and webcast to discuss results on Thursday, April 24, 2025, at 4:00 p.m. Central Time. Interested parties may attend the call by dialing toll-free 1-800-715-9871 (North America only), conference ID 8825623, or asking for the Business First Bancshares conference call. The live webcast can be found at https://edge.media-server.com/mmc/p/ziae6qsd. On the day of the presentation, the corresponding slide presentation will be available to view on the b1BANK website at https://www.b1bank.com/shareholder-info.

About Business First Bancshares, Inc.
Business First Bancshares, Inc., (Nasdaq: BFST) through its banking subsidiary b1BANK, has $7.8 billion in assets, $7.1 billion in assets under management through b1BANK’s affiliate Smith Shellnut Wilson, LLC (SSW) (excludes $0.9 billion of b1BANK assets managed by SSW) and operates Banking Centers and Loan Production Offices in markets across Louisiana and Texas providing commercial and personal banking products and services. b1BANK is a 2024 Mastercard “Innovation Award” winner and multiyear winner of American Banker Magazine’s “Best Banks to Work For.” Visit b1BANK.com for more information.

Non-GAAP Financial Measures
This press release includes certain non-GAAP financial measures (e.g., referenced as “core” or “tangible”) intended to supplement, not substitute for, comparable GAAP measures. “Core” measures typically adjust income available to common shareholders for certain significant activities or transactions that, in management’s opinion, can distort period-to-period comparisons of Business First’s performance. Transactions that are typically excluded from non-GAAP “core” measures include realized and unrealized gains/losses on former bank premises and equipment, investment sales, acquisition-related expenses (including, but not limited to, legal costs, system conversion costs, severance and retention payments, etc.). “Tangible” measures adjust common equity by subtracting goodwill, core deposit intangibles, and customer intangibles, net of accumulated amortization. Management believes presentations of these non-GAAP

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financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of Business First’s core business. These non-GAAP disclosures are not necessarily comparable to non-GAAP measures that may be presented by other companies. Reconciliations of non-GAAP financial measures to GAAP financial measures are provided at the end of the tables below.

Special Note Regarding Forward-Looking Statements
Certain statements contained in this release may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology such as “anticipate,” “believe,” “estimate,” “expect,” “may,” “might,” “will,” “would,” “could,” or “intend.” We caution you not to place undue reliance on the forward-looking statements contained in this news release, in that actual results could differ materially from those indicated in such forward-looking statements as a result of a variety of factors, including those factors specified in our Annual Report on Form 10-K and other public filings. We undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date of this news release.

Additional Information
For additional information about Business First, you may obtain Business First’s reports that are filed with the Securities and Exchange Commission (SEC) free of charge by using the SEC’s EDGAR service on the SEC’s website at www.SEC.gov or by contacting the SEC for further information at 1-800-SEC-0330. Alternatively, these documents can be obtained free of charge from Business First by directing a request to: Business First Bancshares, Inc., 500 Laurel Street, Suite 101, Baton Rouge, Louisiana 70801, Attention: Corporate Secretary.

No Offer or Solicitation
This release does not constitute or form part of any offer to sell, or a solicitation of an offer to purchase, any securities of Business First. There will be no sale of securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Investor Relations Contact:

Gregory Robertson	Matt Sealy
337.721.2701	225.388.6116
Gregory.Robertson@b1bank.com	Matt.Sealy@b1bank.com

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Business First Bancshares, Inc.
Selected Financial Information
(Unaudited)

	Three Months Ended
(Dollars in thousands)	March 31, 2025	December 31, 2024	March 31, 2024

Balance Sheet Ratios

Loans (HFI) to Deposits	92.61%	91.86%	91.32%
Shareholders' Equity to Assets Ratio	10.61%	10.18%	9.69%

Loans Receivable Held for Investment (HFI)

Commercial	$1,862,176	$1,868,675	$1,426,957
Real Estate:
Commercial	2,472,121	2,483,223	2,215,889
Construction	633,698	670,502	662,013
Residential	934,357	884,533	717,007
Total Real Estate	4,040,176	4,038,258	3,594,909
Consumer and Other	78,567	74,466	66,973
Total Loans (Held for Investment)	$5,980,919	$5,981,399	$5,088,839

Allowance for Loan Losses

Balance, Beginning of Period	$54,840	$42,154	$40,414
Oakwood - PCD ALLL	—	8,410	—
Charge-Offs - Quarterly	(1,648)	(2,290)	(533)
Recoveries - Quarterly	671	654	141
Provision for Loan Losses - Quarterly	3,000	5,912	1,143
Balance, End of Period	$56,863	$54,840	$41,165

Allowance for Loan Losses to Total Loans (HFI)	0.95%	0.92%	0.81%
Allowance for Credit Losses to Total Loans (HFI)/(1)	1.01%	0.98%	0.88%
Net Charge-Offs (Recoveries) to Average Quarterly Total Loans	0.02%	0.03%	0.01%

Remaining Loan Purchase Discount	$11,322	$12,121	$11,411

Nonperforming Assets

Nonperforming
Nonaccrual Loans	$35,915	$24,147	$20,778
Loans Past Due 90 Days or More	5,635	860	855
Total Nonperforming Loans	41,550	25,007	21,633
Other Nonperforming Assets:
Other Real Estate Owned	1,282	5,529	1,339
Other Nonperforming Assets	—	—	—
Total other Nonperforming Assets	1,282	5,529	1,339
Total Nonperforming Assets	$42,832	$30,536	$22,972

Nonperforming Loans to Total Loans (HFI)	0.69%	0.42%	0.43%
Nonperforming Assets to Total Assets	0.55%	0.39%	0.34%

(1) Allowance for Credit Losses includes the Allowance for Loan Loss and Reserve for Unfunded Commitments.

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Business First Bancshares, Inc.
Selected Financial Information
(Unaudited)

	Three Months Ended
(Dollars in thousands, except per share data)	March 31, 2025	December 31, 2024	March 31, 2024

Per Share Data

Basic Earnings per Common Share	$0.65	$0.52	$0.49
Diluted Earnings per Common Share	0.65	0.51	0.48
Dividends per Common Share	0.14	0.14	0.14
Book Value per Common Share	25.51	24.62	22.64

Average Common Shares Outstanding	29,329,668	29,311,111	25,127,187
Average Diluted Common Shares Outstanding	29,545,921	29,520,781	25,429,194
End of Period Common Shares Outstanding	29,572,297	29,552,358	25,485,383

Annualized Performance Ratios

Return to Common Shareholders on Average Assets (1)	1.00%	0.78%	0.74%
Return to Common Shareholders on Average Common Equity (1)	10.48%	8.23%	8.51%
Net Interest Margin (1)	3.68%	3.61%	3.32%
Net Interest Spread (1)	2.91%	2.77%	2.36%
Efficiency Ratio (2)	63.85%	63.91%	69.80%

Total Quarterly/Year-to-Date Average Assets	$7,750,982	$7,721,338	$6,667,527
Total Quarterly/Year-to-Date Average Common Equity	742,930	731,820	577,643

Other Expenses

Salaries and Employee Benefits	$29,497	$28,101	$25,416
Occupancy and Bank Premises	3,401	3,166	2,514
Depreciation and Amortization	2,152	2,278	1,676
Data Processing	3,236	3,856	2,579
FDIC Assessment Fees	1,184	1,009	828
Legal and Other Professional Fees	1,013	975	866
Advertising and Promotions	1,291	1,710	1,145
Utilities and Communications	733	775	674
Ad Valorem Shares Tax	1,125	1,357	900
Directors' Fees	279	290	282
Other Real Estate Owned Expenses and Write-Downs	23	182	37
Merger and Conversion-Related Expenses	250	168	340
Other	6,394	5,703	5,265
Total Other Expenses	$50,578	$49,570	$42,522

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Business First Bancshares, Inc.
Selected Financial Information
(Unaudited)

	Three Months Ended
(Dollars in thousands, except per share data)	March 31, 2025	December 31, 2024	March 31, 2024

Other Income

Service Charges on Deposit Accounts	$2,860	$2,878	$2,439
Gain (Loss) on Sales of Securities	(1)	21	(1)
Debit Card and ATM Fee Income	1,858	2,069	1,776
Bank-Owned Life Insurance Income	808	990	579
Gain on Sales of Loans	1,256	252	139
Mortgage Origination Income	110	36	69
Fees and Brokerage Commission	2,148	2,063	1,937
Gain (Loss) on Sales of Other Real Estate Owned	(268)	40	63
Losses on Disposal of Other Assets	155	—	—
Gain on Extinguishment of Debt	630	—	—
Swap Fee Income	739	1,288	229
Pass-Through Income (Loss) from Other Investments	751	186	294
Other	2,180	2,034	1,862
Total Other Income	$13,226	$11,857	$9,386

(1) Average outstanding balances are determined utilizing daily averages and average yield/rate is calculated utilizing an actual day count convention.
(2) Noninterest expense (excluding provision for loan losses) divided by noninterest income (excluding security sales gains/losses) plus net interest income less gain/loss on sales of securities.

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Business First Bancshares, Inc.
Consolidated Balance Sheets
(Unaudited)

(Dollars in thousands)	March 31, 2025	December 31, 2024	March 31, 2024

Assets

Cash and Due From Banks	$312,887	$319,098	$185,906
Federal Funds Sold	117,422	197,669	211,292
Securities Purchased under Agreements to Resell	50,589	50,835	—
Securities Available for Sale, at Fair Values	920,573	893,549	872,903
Mortgage Loans Held for Sale	—	717	77
Loans and Lease Receivable	5,980,919	5,981,399	5,088,839
Allowance for Loan Losses	(56,863)	(54,840)	(41,165)
Net Loans and Lease Receivable	5,924,056	5,926,559	5,047,674
Premises and Equipment, Net	81,582	81,953	68,716
Accrued Interest Receivable	33,741	35,872	29,326
Other Equity Securities	40,947	41,100	34,940
Other Real Estate Owned	1,282	5,529	1,339
Cash Value of Life Insurance	117,950	117,645	100,056
Deferred Taxes, Net	25,289	29,591	26,800
Goodwill	121,691	121,572	91,527
Core Deposit and Customer Intangibles	16,538	17,252	11,372
Other Assets	20,181	18,149	13,630

Total Assets	$7,784,728	$7,857,090	$6,695,558

Liabilities

Deposits
Noninterest-Bearing	$1,308,312	$1,357,045	$1,295,050
Interest-Bearing	5,149,869	5,154,286	4,277,700
Total Deposits	6,458,181	6,511,331	5,572,750

Securities Sold Under Agreements to Repurchase	19,046	22,621	17,207
Federal Home Loan Bank Borrowings	317,352	355,875	308,206
Subordinated Debt	92,702	99,760	99,933
Subordinated Debt - Trust Preferred Securities	5,000	5,000	5,000
Accrued Interest Payable	5,356	5,969	3,930
Other Liabilities	60,779	57,068	39,498

Total Liabilities	6,958,416	7,057,624	6,046,524

Shareholders' Equity

Preferred Stock	71,930	71,930	71,930
Common Stock	29,572	29,552	25,485
Additional Paid-In Capital	501,609	500,024	398,511
Retained Earnings	276,045	260,958	224,742
Accumulated Other Comprehensive Loss	(52,844)	(62,998)	(71,634)

Total Shareholders' Equity	826,312	799,466	649,034

Total Liabilities and Shareholders' Equity	$7,784,728	$7,857,090	$6,695,558

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Business First Bancshares, Inc.
Consolidated Statements of Income
(Unaudited)

	Three Months Ended
(Dollars in thousands)	March 31, 2025	December 31, 2024	March 31, 2024

Interest Income:
Interest and Fees on Loans	$102,992	$104,697	$85,947
Interest and Dividends on Securities	7,265	7,310	5,599
Interest on Federal Funds Sold and Due From Banks	3,436	4,135	4,465
Total Interest Income	113,693	116,142	96,011

Interest Expense:
Interest on Deposits	42,439	44,862	38,029
Interest on Borrowings	5,271	5,551	6,451
Total Interest Expense	47,710	50,413	44,480

Net Interest Income	65,983	65,729	51,531

Provision for Credit Losses	2,812	6,712	1,186

Net Interest Income After Provision for Credit Losses	63,171	59,017	50,345

Other Income:
Service Charges on Deposit Accounts	2,860	2,878	2,439
(Loss) Gain on Sales of Securities	(1)	21	(1)
Gain on Sales of Loans	1,256	252	139
Other Income	9,111	8,706	6,809
Total Other Income	13,226	11,857	9,386

Other Expenses:
Salaries and Employee Benefits	29,497	28,101	25,416
Occupancy and Equipment Expense	7,356	7,087	5,357
Merger and Conversion-Related Expense	250	168	340
Other Expenses	13,475	14,214	11,409
Total Other Expenses	50,578	49,570	42,522

Income Before Income Taxes	25,819	21,304	17,209

Provision for Income Taxes	5,276	4,816	3,639

Net Income	20,543	16,488	13,570

Preferred Stock Dividends	1,350	1,350	1,350

Net Income Available to Common Shareholders	$19,193	$15,138	$12,220

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Business First Bancshares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Three Months Ended
	March 31, 2025			December 31, 2024			March 31, 2024
(Dollars in thousands)	Average Outstanding Balance	Interest Earned/Interest Paid	Average Yield/Rate	Average Outstanding Balance	Interest Earned/Interest Paid	Average Yield/Rate	Average Outstanding Balance	Interest Earned/Interest Paid	Average Yield/Rate

Assets
Interest Earning Assets:
Total Loans	$5,972,120	$102,992	6.99%	$5,911,183	$104,697	7.05%	$5,026,937	$85,947	6.88%
Securities	924,693	6,614	2.90%	936,314	6,707	2.85%	888,933	5,599	2.53%
Securities Purchased under Agreements to Resell	50,836	651	5.19%	44,252	603	5.42%	—	—	—%
Interest-Bearing Deposit in Other Banks	315,750	3,436	4.41%	346,035	4,135	4.75%	330,260	4,465	5.44%
Total Interest Earning Assets	7,263,399	113,693	6.35%	7,237,784	116,142	6.38%	6,246,130	96,011	6.18%
Allowance for Loan Losses	(54,711)		.	(52,130)			(40,526)
Noninterest- Earning Assets	542,294			535,684			461,923
Total Assets	$7,750,982	$113,693		$7,721,338	$116,142		$6,667,527	$96,011

Liabilities and Shareholders' Equity

Interest-Bearing Liabilities:
Interest-Bearing Deposits	$5,141,498	$42,439	3.35%	$5,053,759	$44,862	3.53%	$4,072,600	$38,029	3.76%
Subordinated Debt	97,251	1,262	5.26%	99,797	1,331	5.31%	99,972	1,356	5.46%
Subordinated Debt - Trust Preferred Securities	5,000	99	8.03%	5,000	107	8.51%	5,000	113	9.09%
Bank Term Funding Program	—	—	—%	—	—	—%	260,440	2,788	4.31%
Advances from Federal Home Loan Bank (FHLB)	362,092	3,797	4.25%	373,236	3,975	4.24%	223,501	2,094	3.77%
Other Borrowings	18,321	113	2.50%	21,569	138	2.55%	16,116	100	2.50%
Total Interest-Bearing Liabilities	$5,624,162	$47,710	3.44%	$5,553,361	$50,413	3.61%	$4,677,629	$44,480	3.82%
							4455535	40905	0.0364
Noninterest-Bearing Liabilities:
Noninterest-Bearing Deposits	$1,244,793			$1,292,623			$1,282,815
Other Liabilities	67,167			71,604			57,510
Total Noninterest-Bearing Liabilities	1,311,960			1,364,227			1,340,325
Shareholders' Equity:
Common Shareholders' Equity	742,930			731,820			577,643
Preferred Equity	71,930			71,930			71,930
Total Shareholders' Equity	814,860			803,750			649,573
Total Liabilities and Shareholders' Equity	$7,750,982			$7,721,338			$6,667,527

Net Interest Spread			2.91%			2.77%			2.36%
Net Interest Income		$65,983			$65,729			$51,531
Net Interest Margin			3.68%			3.61%			3.32%

Overall Cost of Funds			2.82%			2.93%			3.00%
Note: Average outstanding balances are determined utilizing daily averages and an actual day count convention.

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Business First Bancshares, Inc.
Non-GAAP Measures
(Unaudited)

	Three Months Ended
(Dollars in thousands, except per share data)	March 31, 2025	December 31, 2024	March 31, 2024

Interest Income:
Interest income	$113,693	$116,142	$96,011
Core interest income	113,693	116,142	96,011

Interest Expense:
Interest expense	47,710	50,413	44,480
Core interest expense	47,710	50,413	44,480

Provision for Credit Losses: (b)
Provision for credit losses	2,812	6,712	1,186
CECL Oakwood impact (3)	—	(4,824)	—
Core provision expense	2,812	1,888	1,186

Other Income:
Other income	13,226	11,857	9,386
Gain on former bank premises and equipment	(155)	—	(50)
Loss (Gain) on sale of securities	1	(21)	1
Gain on extinguishment of debt	(630)	—	—
Core other income	12,442	11,836	9,337

Other Expense:
Other expense	50,578	49,570	42,522
Acquisition-related expenses (2)	(679)	(168)	(715)
Core conversion expenses	(216)	(463)	—
Core other expense	49,683	48,939	41,807

Pre-Tax Income: (a)
Pre-tax income	25,819	21,304	17,209
CECL Oakwood impact (3)	—	4,824	—
Gain on former bank premises and equipment	(155)	—	(50)
Loss (Gain) on sale of securities	1	(21)	1
Gain on extinguishment of debt	(630)	—	—
Acquisition-related expenses (2)	679	168	715
Core conversion expenses	216	463	—
Core pre-tax income	25,930	26,738	17,875

Provision for Income Taxes: (1)
Provision for income taxes	5,276	4,816	3,639
Tax on CECL Oakwood impact (3)	—	1,019	—
Tax on gain on former bank premises and equipment	(33)	—	(11)

b1BANK.com

Business First Bancshares, Inc.
Non-GAAP Measures
(Unaudited)

	Three Months Ended
(Dollars in thousands, except per share data)	March 31, 2025	December 31, 2024	March 31, 2024
Tax on loss (gain) on sale of securities	—	(4)	—
Gain on extinguishment of debt	(133)	—	—
Tax on acquisition-related expenses (2)	143	6	89
Tax on core conversion expenses	46	97	—
Core provision for income taxes	5,299	5,934	3,717

Preferred Dividends:
Preferred dividends	1,350	1,350	1,350
Core preferred dividends	1,350	1,350	1,350

Net Income Available to Common Shareholders
Net income available to common shareholders	19,193	15,138	12,220
CECL Oakwood impact (3), net of tax	—	3,805	—
Gain on former bank premises and equipment, net of tax	(122)	—	(39)
Loss (Gain) on sale of securities, net of tax	1	(17)	1

b1BANK.com

Business First Bancshares, Inc.
Non-GAAP Measures
(Unaudited)

	Three Months Ended
(Dollars in thousands, except per share data)	March 31, 2025	December 31, 2024	March 31, 2024
Gain on extinguishment of debt, net of tax	(497)	—	—
Acquisition-related expenses (2), net of tax	536	162	626
Core conversion expenses, net of tax	170	366	—
Core net income available to common shareholders	$19,281	$19,454	$12,808

Pre-tax, Pre-provision Earnings Available to Common Shareholders (a+b)	$28,631	$28,016	$18,395
CECL Oakwood impact (3)	—	4,824	—
Gain on former bank premises and equipment	(155)	—	(50)
Loss (Gain) on sale of securities	1	(21)	1
Gain on extinguishment of debt	(630)	—	—
Acquisition-related expenses (2)	679	168	715
Core conversion expenses	216	463	—
Core pre-tax, pre-provision earnings	$28,742	$33,450	$19,061

Average Diluted Common Shares Outstanding	29,545,921	29,520,781	25,429,194

Diluted Earnings Per Common Share
Diluted earnings per common share	$0.65	$0.51	$0.48
CECL Oakwood impact (3), net of tax	—	0.13	—
Gain on former bank premises and equipment, net of tax	—	—	—
Loss (Gain) on sale of securities, net of tax	—	—	—
Gain on extinguishment of debt, net of tax	(0.02)	—	—
Acquisition-related expenses (2), net of tax	0.02	0.01	0.02
Core conversion expenses,net of tax	—	0.01	—
Core diluted earnings per common share	$0.65	$0.66	$0.50

Pre-tax, Pre-provision Diluted Earnings per Common Share	$0.97	$0.95	$0.72
CECL Oakwood impact (3)	—	0.16	—
Gain on former bank premises and equipment	(0.01)	—	—

b1BANK.com

Business First Bancshares, Inc.
Non-GAAP Measures
(Unaudited)

	Three Months Ended
(Dollars in thousands, except per share data)	March 31, 2025	December 31, 2024	March 31, 2024
Loss (gain) on sale of securities	—	—	—
Gain on extinguishment of debt	(0.02)	—	—
Acquisition-related expenses (2)	0.02	0.01	0.03
Core conversion expenses	0.01	0.02	—
Core pre-tax, pre-provision diluted earnings per common share	$0.97	$1.14	$0.75

(1) Tax rates, exclusive of certain nondeductible merger-related expenses and goodwill, utilized were 21.129% for 2025 and 2024. These rates approximated the marginal tax rates.
(2) Includes merger and conversion-related expenses and salary and employee benefits.
(3) CECL non-purchased credit deteriorated (PCD) provision/unfunded commitment expense attributable to Oakwood

b1BANK.com

Business First Bancshares, Inc.
Non-GAAP Measures
(Unaudited)

(Dollars in thousands, except per share data)	March 31, 2025	December 31, 2024	March 31, 2024

Total Shareholders' (Common) Equity:
Total shareholders' equity	$826,312	$799,466	$649,034
Preferred stock	(71,930)	(71,930)	(71,930)
Total common shareholders' equity	754,382	727,536	577,104
Goodwill	(121,691)	(121,572)	(91,527)
Core deposit and customer intangible	(16,538)	(17,252)	(11,372)
Total tangible common equity	$616,153	$588,712	$474,205

Total Assets:
Total assets	$7,784,728	$7,857,090	$6,695,558
Goodwill	(121,691)	(121,572)	(91,527)
Core deposit and customer intangible	(16,538)	(17,252)	(11,372)
Total tangible assets	$7,646,499	$7,718,266	$6,592,659

Common shares outstanding	29,572,297	29,552,358	25,485,383

Book value per common share	$25.51	$24.62	$22.64
Tangible book value per common share	$20.84	$19.92	$18.61
Common equity to total assets	9.69%	9.26%	8.62%
Tangible common equity to tangible assets	8.06%	7.63%	7.19%

b1BANK.com

Business First Bancshares, Inc.
Non-GAAP Measures
(Unaudited)

	Three Months Ended
(Dollars in thousands, except per share data)	March 31, 2025	December 31, 2024	March 31, 2024

Total Quarterly Average Assets	$7,750,982	$7,721,338	$6,667,527
Total Quarterly Average Common Equity	$742,930	$731,820	$577,643

Net Income Available to Common Shareholders:
Net income available to common shareholders	$19,193	$15,138	$12,220
CECL Oakwood impact (3), net of tax	—	3,805	—
Gain on former bank premises and equipment, net of tax	(122)	—	(39)
Loss (gain) on sale of securities, net of tax	1	(17)	1
Gain on extinguishment of debt, net of tax	(497)	—	—
Acquisition-related expenses, net of tax	536	162	626
Core conversion expenses, net of tax	170	366	—
Core net income available to common shareholders	$19,281	$19,455	$12,808

Return to common shareholders on average assets (annualized) (2)	1.00%	0.78%	0.74%
Core return on average assets (annualized) (2)	1.01%	1.00%	0.77%
Return to common shareholders on average common equity (annualized) (2)	10.48%	8.23%	8.51%
Core return on average common equity (annualized) (2)	10.53%	10.58%	8.92%

Interest Income:
Interest income	$113,693	$116,142	$96,011
Core interest income	113,693	116,142	96,011
Interest Expense:
Interest expense	47,710	50,413	44,480
Core interest expense	47,710	50,413	44,480
Other Income:
Other income	13,226	11,857	9,386
Gain on former bank premises and equipment	(155)	—	(50)
Loss (Gain) on sale of securities	1	(21)	1
Gain on extinguishment of debt	(630)	—	—	—
Core other income	12,442	11,836	9,337
Other Expense:
Other expense	50,578	49,570	42,522
Acquisition-related expenses	(679)	(168)	(715)
Core conversion expenses	(216)	(463)	—

b1BANK.com

Business First Bancshares, Inc.
Non-GAAP Measures
(Unaudited)

	Three Months Ended
(Dollars in thousands, except per share data)	March 31, 2025	December 31, 2024	March 31, 2024
Core other expense	$49,683	$48,939	$41,807

Efficiency Ratio:
Other expense (a)	$50,578	$49,570	$42,522
Core other expense (c)	$49,683	$48,939	$41,807
Net interest and other income (1) (b)	$79,210	$77,565	$60,918
Core net interest and other income (1) (d)	$78,425	$77,565	$60,868
Efficiency ratio (a/b)	63.85%	63.91%	69.80%
Core efficiency ratio (c/d)	63.35%	63.09%	68.68%

Total Average Interest-Earnings Assets	$7,263,399	$7,237,784	$6,246,130

Net Interest Income:
Net interest income	$65,983	$65,729	$51,531
Loan discount accretion	$(793)	$(997)	$(785)
Net interest income excluding loan discount accretion	$65,190	$64,732	$50,746

Net interest margin (2)	3.68%	3.61%	3.32%
Net interest margin excluding loan discount accretion (2)	3.64%	3.56%	3.27%
Net interest spread (2)	2.91%	2.77%	2.36%
Net interest spread excluding loan discount accretion (2)	2.86%	2.72%	2.31%

(1) Excludes gains/losses on sales of securities.
(2) Calculated utilizing an actual day count convention.
(3) CECL non-PCD provision/unfunded commitment expense attributable to Oakwood

b1BANK.com